Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Each of the undersigned hereby certifies in his capacity as an officer of Mid-State Bancshares (the "Company") that the Annual Report of the Company on Form 10-K for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: March 10, 2004	/s/ JAMES W. LOKEY James W. Lokey
President and Chief Executive Officer
Date: March 10, 2004	/s/ JAMES G. STATHOS James G. Stathos Executive Vice President Chief Financial Officer